Exhibit 99.1

BROADRIDGE REPORTS FIRST QUARTER 2013 RESULTS

Reaffirms Full Year Guidance

Repurchased 3.2 million shares

LAKE SUCCESS, N.Y., November 6, 2012 —Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter of its fiscal year 2013. For the three months ended September 30, 2012, the Company reported revenues of $496 million, GAAP net earnings from continuing operations of $18 million, Non-GAAP net earnings from continuing operations of $22 million, GAAP diluted earnings per share from continuing operations of $0.14, and Non-GAAP diluted earnings per share from continuing operations of $0.18. This compares with revenues of $476 million, GAAP net earnings from continuing operations of $17 million, Non-GAAP net earnings from continuing operations of $23 million, GAAP diluted earnings per share from continuing operations of $0.13, and Non-GAAP diluted earnings per share from continuing operations of $0.18 for the three months ended September 30, 2011.

Our fiscal year 2013 Non-GAAP results exclude the impact of Acquisition Amortization and Other Costs and Penson Worldwide, Inc. (“Penson”) Charges, net. In addition, our fiscal year 2012 Non-GAAP results also exclude the impact of IBM Migration costs. The significant Non-GAAP adjustments to our results are described in more detail below.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “Overall, I am satisfied with our first quarter results. For the quarter, our recurring revenues grew 3% and recurring revenue closed sales were down approximately 30% compared with last year. There were no recurring revenue closed sales from transactions of greater than $5 million and our recurring revenue closed sales of less than $5 million grew by approximately 8%. Our pipeline for all sales—large and small—is strong. Due to the seasonal nature of our business, our first quarter makes the smallest quarterly contribution to our annual results.” Mr. Daly concluded, “We expect to achieve our full year guidance as a result of our strong sales pipeline, 99% client revenue retention rate, and overall momentum driven by our leading brand and growing product strength.”

Financial Results for First Quarter Fiscal Year 2013

For the first quarter of fiscal year 2013, recurring and total revenues increased 3% and 4% to $311 million and $496 million, respectively, compared to $302 million and $476 million for the comparable period last year. The increase was driven by a positive contribution from recurring fee revenues of approximately $9 million including net new business (defined as closed sales less client losses) and a slight improvement in event-driven fee revenues, coupled with $8 million of higher distribution revenues. GAAP earnings from continuing operations before income taxes margins of 5.8% increased compared to 5.5% for the same period last year. Non-GAAP earnings from continuing operations before income taxes margins were 7.0%, compared to 7.5% for the same period last year.

For the first quarter of fiscal year 2013, GAAP net earnings from continuing operations of $18 million increased 10%, compared to $17 million for the same period last year. Non-GAAP net earnings from continuing operations were $22 million, compared to $23 million for the same period last year. GAAP diluted earnings per share from continuing operations increased to $0.14 per share, compared to $0.13 per share in the first quarter of fiscal year 2012. Non-GAAP diluted earnings per share from continuing operations were $0.18 per share compared to $0.18 per share for the same period last year.

During the first quarter of fiscal year 2013, the Company opportunistically repurchased approximately 3.2 million shares of Broadridge common stock under its stock repurchase plans at an average price of $23.61 per share. Approximately 6.7 million shares remain available under the Company’s current stock repurchase plans as of September 30, 2012.

Analysis of First Quarter Fiscal Year 2013

Investor Communication Solutions

Recurring and total revenues for the Investor Communication Solutions segment increased 9% and 8% to $157 million and $339 million, respectively, in the first quarter of fiscal year 2013 compared to the first quarter of fiscal year 2012. Higher recurring and event-driven fee revenues contributed $14 million and $5 million, respectively, coupled with an $8 million increase in distribution revenues. The positive contribution from recurring fee revenues was driven primarily by net new business and internal growth. Operating margin increased by 530 basis points to 8.0% as a result of higher fee and distribution revenues and cost containment efforts.

Securities Processing Solutions

Total revenues (which are all considered recurring) for the Securities Processing Solutions segment decreased 3% to $154 million in the first quarter of fiscal year 2013 compared to the first quarter of fiscal year 2012. The decrease was primarily driven by lower trade volumes coupled with the decline in revenue resulting from the new outsourcing services contract with Apex Clearing Corporation (“Apex”) replacing the terminated outsourcing services contract with Penson, mostly offset by growth from net new business and the impact of the Paladyne acquisition. Operating margin decreased by 1150 basis points to 6.1% primarily as a result of revenue mix and an increase in systems investments.

Other

The pre-tax loss from continuing operations for the Other segment decreased by $1 million to $12 million in the first quarter of fiscal year 2013 compared to the first quarter of fiscal year 2012. The decreased loss was primarily due to decreased IBM Migration costs slightly offset by increased interest expense on borrowings.

Fiscal Year 2013 Financial Guidance

We are reaffirming our full year guidance. We anticipate recurring revenue growth in the range of 4% to 7% and total revenue growth in the range of 3% to 4%, GAAP earnings from continuing operations before income taxes margins in the range of 13.8% to 14.4%, and Non-GAAP earnings from continuing operations before income taxes margins in the range of 15.1% to 15.7%.

We anticipate GAAP diluted earnings per share from continuing operations in the range of $1.60 to $1.70, and Non-GAAP diluted earnings per share from continuing operations in the range of $1.76 to $1.86, based on diluted weighted-average shares outstanding of approximately 128 million shares. Our free cash flow guidance is expected to be in the range of approximately $200 million to $250 million. Our recurring revenue closed sales guidance is expected to be in the range of $110 million to $150 million.

Our Non-GAAP earnings guidance excludes the projected impact of Acquisition Amortization and Other Costs and Penson Charges, net. The Non-GAAP pre-tax earnings margins and diluted earnings per share guidance ranges increased from our previously provided guidance as a result of the exclusion of the impact of Acquisition Amortization and Other Costs which was not excluded in the previous guidance. Our guidance does not take into consideration the effect of any future acquisitions, additional debt or share repurchases.

Description of Non-GAAP Adjustments:

Non-GAAP Measures

In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Net earnings, diluted earnings per share and pre-tax earnings margins excluding Acquisition Amortization and Other Costs and Penson Charges, net are Non-GAAP measures. These measures are adjusted to exclude costs incurred by the Company in connection with amortization and other charges associated with the Company’s acquisitions, and the termination of the Penson outsourcing services agreement, as Broadridge believes this information helps investors understand the effect of these items on reported results and provides a better representation of our actual performance. Free cash flow is a Non-GAAP measure and is defined as cash flow from operating activities, less capital expenditures and purchases of intangibles. Management believes this Non-GAAP measure provides investors with a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Accompanying this release is a reconciliation of Non-GAAP measures to the comparable GAAP measures.

Acquisition Amortization and Other Costs

Acquisition Amortization and Other Costs represents amortization charges associated with intangible asset values as well as other deal costs associated with the Company’s acquisitions. Our Non-GAAP results exclude the impact of the costs the Company incurred in connection with acquisitions. The Acquisition Amortization and Other Costs are recorded in our Cost of revenues in the Consolidated Statements of Earnings for the three months ended September 30, 2012 and 2011, respectively.

Penson Charges, net

For the fiscal quarter ended September 30, 2012, there were $1 million in pre-tax charges primarily related to transition costs as a result of the termination of the outsourcing services agreement with Penson including shutdown costs associated with the transfer of our subsidiary to Apex. The Penson Charges are recorded in our Other segment and Other expenses, net in the Consolidated Statements of Earnings for the quarter ended September 30, 2012.

IBM Migration Costs

In March 2010, Broadridge entered into an Information Technology Services Agreement with International Business Machines (“IBM”) under which IBM provides us with certain aspects of our information technology infrastructure. Our Non-GAAP results exclude the impact of the costs the Company incurred in connection with the migration of our data center to IBM (the “Migration”). The Migration costs are recorded in our Other segment and Cost of revenues in the Consolidated Statements of Earnings for the three months ended September 30, 2012 and 2011, respectively. The more significant mainframe Migration was successfully completed at the end of our 2012 fiscal year resulting in a pre-tax charge of $25 million. The remaining aspects of the Migration were fully completed on August 26, 2012.

Earnings Conference Call

An analyst conference call will be held today, Tuesday, November 6th at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 30 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $4.5 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2013 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “2012 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2012 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:

David Ng

Broadridge Financial Solutions, Inc.

Director, Investor Relations

(516) 472-5491

Broadridge Financial Solutions, Inc.

Condensed Consolidated Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2012	2011
Revenues	$495.8	$476.4

Cost of revenues	390.0	382.8
Selling, general and administrative expenses	72.9	64.7
Other expenses, net	4.3	2.7

Total expenses	467.2	450.2

Earnings from continuing operations before income taxes	28.6	26.2
Provision for income taxes	10.3	9.5

Net earnings from continuing operations	18.3	16.7
Loss from discontinued operations, net of tax benefit	—	—

Net earnings	$18.3	$16.7

Basic earnings per share:
Basic earnings per share from continuing operations	$0.15	$0.14
Basic earnings per share from discontinued operations	—	—

Basic earnings per share	$0.15	$0.14

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.14	$0.13
Diluted earnings per share from discontinued operations	—	—

Diluted earnings per share	$0.14	$0.13

Weighted-average shares outstanding:
Basic	124.0	123.7
Diluted	127.1	126.7
Dividends declared per common share	$0.18	$0.16

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

(Unaudited)

	September 30, 2012	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$211.8	$320.5
Accounts receivable, net of allowance for doubtful accounts of $6.5 and $6.5, respectively	321.4	370.7
Other current assets	87.7	86.2

Total current assets	620.9	777.4
Property, plant and equipment, net	76.3	79.0
Goodwill	781.8	780.0
Intangible assets, net	135.2	143.3
Other non-current assets	216.3	207.9

Total assets	$1,830.5	$1,987.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$88.9	$102.2
Accrued expenses and other current liabilities	174.1	260.6
Deferred revenues	50.6	47.5

Total current liabilities	313.6	410.3
Long-term debt	524.4	524.4
Deferred taxes	61.1	63.2
Deferred revenues	36.9	38.3
Other non-current liabilities	105.0	100.9

Total liabilities	1,041.0	1,137.1

Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 153.4 and 152.9 shares, respectively; outstanding, 122.1 and 124.8 shares, respectively	1.5	1.5
Additional paid-in capital	753.3	739.4
Retained earnings	682.5	686.1
Treasury stock, at cost: 31.3 and 28.1 shares, respectively	(656.1)	(580.0)
Accumulated other comprehensive income	8.3	3.5

Total stockholders’ equity	789.5	850.5

Total liabilities and stockholders’ equity	$1,830.5	$1,987.6

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Revenues
	Three Months Ended September 30,
	2012	2011
Investor Communication Solutions	$339.5	$313.0
Securities Processing Solutions	153.9	158.4
Other	—	—
Foreign exchange	2.4	5.0

Total	$495.8	$476.4

	Earnings (Loss) from Continuing Operations before Income Taxes
	Three Months Ended September 30,
	2012	2011
Investor Communication Solutions	$27.2	$8.4
Securities Processing Solutions	9.4	27.8
Other	(11.9)	(12.9)
Foreign exchange	3.9	2.9

Total	$28.6	$26.2

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

(In millions, except per share amounts)

	Earnings from Continuing Operations before Income Taxes
	Three Months Ended September 30,
	2012	2011
Adjusted Earnings from Continuing Operations before Income Taxes (Non-GAAP)	$34.8	$35.7
Acquisition Amortization and Other Costs	(5.5)	(6.3)
Penson Charges, net	(0.7)	—
IBM Migration costs	—	(3.2)

Earnings from Continuing Operations before Income Tax (GAAP)	$28.6	$26.2

Pre-tax Earnings Margins (Non-GAAP)	7.0%	7.5%
Pre-tax Earnings Margins (GAAP)	5.8%	5.5%

	Net Earnings from Continuing Operations
	Three Months Ended September 30,
	2012	2011
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$22.3	$22.8
Acquisition Amortization and Other Costs, net of taxes	(3.5)	(4.1)
Penson Charges, net, net of taxes	(0.5)	—
IBM Migration Costs	—	(2.0)

Net Earnings from Continuing Operations (GAAP)	$18.3	$16.7

	Diluted Earnings Per Share from Continuing Operations
	Three Months Ended September 30,
	2012	2011
Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$0.18	$0.18
Acquisition Amortization and Other Costs	(0.03)	(0.03)
Penson Charges, net	(0.01)	—
IBM Migration costs	—	(0.02)

Diluted Earnings Per Share from Continuing Operations (GAAP)	$0.14	$0.13

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

EBIT from Continuing Operations Reconciliation

(In millions, except per share amounts)

	Q1 FY13	FY13 Guidance Range
	Actual	Low	High
EBIT (Non-GAAP)	$33	$353	$377

EBIT Margins (Non-GAAP)	6.6%	14.9%	15.7%

Acquisition Amortization and Other Costs	6	22	22
Interest and Other	(3)	(17)	(21)

Total EBT (Non-GAAP)	35	358	378

EBT Margins (Non-GAAP)	7.0%	15.1%	15.7%
Acquisition Amortization and Other Costs	(6)	(22)	(22)
Penson Charges, net	(1)	(10)	(10)

Total EBT (GAAP)	29	326	346

Margins (GAAP)	5.8%	13.8%	14.4%

NOTE: Amounts in this table may not sum to totals due to rounding.

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Fiscal Year 2013 Guidance

(In millions, except per share amounts)

	FY13 Guidance Range (a)
	Low	High
Adjusted Earnings from Continuing Operations before Income Taxes (Non-GAAP)	$358	$378
Acquisition Amortization and Other Costs	(22)	(22)
Penson Charges, net	(10)	(10)

Earnings from Continuing Operations before Income Taxes (GAAP)	$326	$346

Pre-tax Earnings Margins (Non-GAAP)	15.1%	15.7%
Pre-tax Earnings Margins (GAAP)	13.8%	14.4%

	FY13
	Guidance Range (a)
	Low	High
Adjusted Diluted EPS from Continuing Operations (Non-GAAP)	$1.76	$1.86
Acquisition Amortization and Other Costs	(0.11)	(0.11)
Penson Charges, net	(0.05)	(0.05)

Diluted EPS from Continuing Operations (GAAP)	$1.60	$1.70

(a)	Guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases.

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Free Cash Flow

(In millions)

	Q1 FY13	FY13 Guidance Range (a)
	Actual	Low	High
Net Earnings from Continuing Operations (GAAP)	$18	$205	$218
Depreciation and amortization (includes other LT assets)	25	95	105
Stock-based compensation expense	5	31	31
Other	(1)	(5)	5

Subtotal	47	326	359
Working capital changes	(49)	(15)	(15)
Long-term assets & liabilities changes	(14)	(60)	(50)

Net cash flow (used in) provided by continuing operating activities	(16)	251	294
Cash Flows From Investing Activities
Capital expenditures and software purchases	(8)	(55)	(45)

Free cash flow (Non-GAAP)	$(24)	$196	$249

(a)	Guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases.